FIRST AMENDMENT TO CREDIT AGREEMENT, WAIVER AND
RATIFICATION OF LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, WAIVER AND RATIFICATION OF LOAN DOCUMENTS (“Amendment and Ratification”) is dated as of June 28, 2007, by and between SUNRISE COAL, LLC, an Indiana limited liability company (the “Borrower”), and HALLADOR PETROLEUM COMPANY, a Colorado corporation (the “Guarantor”), and OLD NATIONAL BANK, a national banking association (the “Bank”).

RECITALS:

A. Pursuant to the terms and conditions of that certain Credit Agreement by and between the Bank and Borrower, dated April 19, 2006 (the “Credit Agreement”), Bank agreed to extend to the Borrower a loan in the maximum principal amount not to exceed Thirty Million and 00/100 Dollars ($30,000,000.00) (the “Loan”).

B. The Loan is evidenced by a certain Promissory Note executed by Borrower payable to the order of Bank, dated April 19, 2006, in the original principal amount of Thirty Million and 00/100 Dollars ($30,000,000.00) (the “Note”).

C. The Loan is secured by, among other things, the lien of a certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, executed by Borrower in favor of Bank, dated April 19, 2006 and recorded May 9, 2006 in the Office of the Recorder of Sullivan County, Indiana as Instrument No. 2006002009 (the “Fee Mortgage”) and the lien of a certain Leasehold Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, executed by Borrower in favor of Bank, dated April 19, 2006 and recorded May 9, 2006 in the Office of the Recorder of Sullivan County, Indiana as Instrument No. 2006002010 (the “Leasehold Mortgage”) (the Fee Mortgage and the Leasehold Mortgage collectively referred to herein as the “Mortgages”).

D. The Loan is further secured by that certain Security Agreement, executed by Borrower in favor of the Bank, dated April 19, 2006 (the “Security Agreement”).

E. The Loan is further secured by that certain Collateral Assignment of IPL Agreements, by and between the Borrower and the Bank, dated April 19, 2006 (the “Contract Assignment”) and that certain Collateral Assignment of Mineral Rights, by and between the Borrower and the Bank, dated April 19, 2006 (the “Mineral Rights Assignment”).

F. In connection with the Loan, the Guarantor executed in favor of Bank a certain Continuing Guaranty in favor of the Bank, dated as of April 19, 2006 (the “Continuing Guaranty”), the obligations of which are secured by the Collateral Assignment of Gas Well Rights.

G. In connection with the Loan, Borrower executed in favor of Bank that certain Environmental Indemnity Agreement, dated April 19, 2006 (the “Indemnity Agreement”) (the Credit Agreement, the Note, the Mortgages, the Security Agreement, the Contract Assignment, the Mineral Rights Assignment, the Continuing Guaranty and the Indemnity Agreement, being sometimes hereinafter collectively referred to as the “Original Loan Documents”).

H. The following Defaults (the “Existing Defaults”) have occurred and are continuing under the Credit Agreement: (i) the Borrower has failed to deposit 30/100 Dollars ($.30) per ton of delivered coal into an escrow account as set forth in Section 5.2(v) of the Credit Agreement; and (ii) as of December 31, 2006, the Borrower failed to comply with the Minimum Debt Service Coverage Ratio set forth in Section 5.3(a) of the Credit Agreement.

I. The Borrower has requested that the Bank amend certain provisions of the Loan Documents (as defined herein) including, without limitation, increasing the existing Line of Credit and Term Loan to Forty Million and 00/100 Dollars ($40,000,000.00).

J. The Borrower has requested that the Bank release and discharge those certain mineral leases and other agreements listed on Exhibit “B” attached hereto (the “Howesville Mineral Interests”) from the operation and provisions of the Credit Agreement, the Mineral Rights Assignment and the other Loan Documents.

L. The parties hereto desire to modify the Original Loan Documents, including, without limitation, to amend and restate the Continuing Guaranty, release the Howesville Mineral Interests and waive the Existing Defaults, in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement and the other Loan Documents, as applicable.

(a) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Rate” means a per annum interest rate applicable to the Facilities as follows:

Line of Credit - LIBOR Rate plus three hundred fifty-five (355) Basis Points, which rate shall change on the 28th day of each month and be effective simultaneously with said change in the LIBOR Rate. The first rate change should be July 28, 2007.

Term Loan - LIBOR Rate plus three hundred fifty-five (355) Basis Points, which rate shall change and be effective simultaneously with any change in the LIBOR Rate.

“Facilities” means, collectively, the Line of Credit, the Term Loan, the Letters of Credit (as defined in Section 2.9 herein) and any other credit facility provided by Bank from time to time pursuant to this Agreement.

“Final Maturity” means that date(s) upon which all outstanding principal and accrued and unpaid interest arising incident to one or more of the Facilities becomes due and payable, unless earlier terminated or accelerated pursuant to this Agreement or any Loan Document. The Facilities shall have the respective following Final Maturity dates:

(i)	Line of Credit - June 28, 2008; and

(ii)	Term Loan - June 28, 2015.

“Free Cash Flow” means Borrower’s EBITDA (earnings before interest, taxes, depreciation, depletion, and amortization), minus unfunded capital expenditures, taxes, and dividends (for purposes of this definition, the term dividends shall not include Unsatisfied Preferred Returns).

“Indebtedness” means Borrower’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of real estate, property, equipment or services (other than payable arising in the ordinary course of Borrower’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by any Lien upon Real Estate, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which the subject Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the subject Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (g) reimbursement or other obligations in connection with letters of credit, (h) obligations in connection with Sale and Leaseback Transactions, (i) any other transaction which is the functional equivalent of, or takes the place of borrowing, but which would not constitute a liability on a balance sheet of such Person prepared in accordance with GAAP; and (j) all Obligations.

“Line of Credit” means the secured line of credit available to Borrower in the maximum principle amount of Forty Million and No/100 Dollars ($40,000,000.00), governed by this Agreement, including any amendment, modification, renewal, extension or replacement thereof.

“Loan Documents” means this Agreement, that certain First Amendment to Credit Agreement, Waiver and Ratification of Loan Documents, dated as of June 28, 2007, the Notes, the Continuing Guaranty, the Security Agreement, any UCC Financing Statements, the Mortgage, the Collateral Assignment of Mineral Leases, the Collateral Assignment of IPL Agreements, any Collateral Assignment of Coal Supply Agreement, any Rate Management Agreement, and all other documents executed and delivered by Borrower and/or any Guarantor to govern, evidence or secure the Facilities.

“Minimum Debt Service Coverage Ratio” means that ratio determined by dividing Free Cash Flow by the sum of interest expense and principal payments on Indebtedness for the previous twelve (12) month period.

“Obligations” means all unpaid principal and accrued and unpaid interest on the Notes, all accrued and unpaid fees hereunder, and all other obligations, indemnities and liabilities of Borrower to Bank of every type and description, direct or indirect, joint, several or joint and several, absolute or contingent, whether or not arising in connection with the Facilities, due or to become due, now existing or hereafter arising and whether or not contemplated by Borrower or Bank as of the date hereof, including, without limitation, any Advances pursuant to any amendment of this Agreement, all reasonable costs of collection and enforcement of any and all thereof, including reasonable attorneys’ fees and any Rate Management Obligations.

“Property” means any and all property, whether real, personal, tangible, intangible, or mixed, of the Borrower, or other assets owned, leased or operated by the Borrower.

“Term Loan” means the secured term loan in the maximum principal amount of Forty Million and No/100 Dollars ($40,000,000.00), governed by this Agreement, including any renewal or extension thereof.

(b) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Collateral Assignment of Coal Supply Agreement” means that certain Collateral Assignment of Coal Supply Agreement to be entered into by Borrower and third party purchasers of coal, a form of which is attached hereto as Exhibit “C”.

“Excess Cash Flow” means net income (loss) plus or minus the net change in working capital (excluding the changes in cash), plus depreciation and amortization, plus deferred income taxes, minus, (a) extraordinary income, (b) capital expenditures, (c) scheduled payments of long-term Indebtedness scheduled to be made during the year in which the calculation of Excess Cash Flow is being made, and (d) payments of Unsatisfied Preferred Returns.

“Guarantor’s General Intangibles” has the meaning given to “General Intangibles” as defined in the Security Agreement, replacing the word “Debtor” with the word “Guarantor” wherever found.

“Guarantor’s Indebtedness” has the meaning given to “Indebtedness” as defined in this Agreement, replacing the word “Borrower” with the word “Guarantor” wherever found, and determined on a consolidated basis, but excluding the obligations under the Guaranty.

“Guarantor’s Property” means any and all property, whether real, personal, tangible, intangible or mixed, of the Guarantor, or other assets owned, leased or operated by the Guarantor on a consolidated basis.

“Guarantor’s Subordinated Debt” means any of Guarantor’s Indebtedness that is subordinated in writing, having terms and conditions reasonably acceptable to Bank, to the full, final and irrevocable payment of the Obligations.

“Maximum Unsubordinated Debt to Tangible Net Worth Ratio” means that ratio determined by dividing (i) the sum of Total Unsubordinated Liabilities, by (ii) the sum of Tangible Net Worth plus Guarantor’s Subordinated Debt.

“Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

“Rate Management Obligations” means any and all obligations of Borrower to Bank, any affiliate of Old National Bank, or any participant lender of the Facilities, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (a) any and all Rate Management Agreements, and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

“Tangible Net Worth” means the Guarantor’s Property (excluding Guarantor’s General Intangibles), minus the Guarantor’s Indebtedness.

“Total Unsubordinated Liabilities” means the total sum of Guarantor’s Indebtedness, minus Guarantor’s Subordinated Debt.

“Unsatisfied Preferred Returns” has the meaning given to such term in the Borrower’s Amended and Restated Operating Agreement, dated as of July 31, 2006. For purposes of this Agreement, the payment of Unsatisfied Preferred Returns shall be treated as interest payments.

2.	Section 2.4(a)(i) of the Credit Agreement. Section 2.4(a)(i) of the Credit
Agreement is amended in its entirety to read as follows:

“Interest on the outstanding balance of Advances under the Line of Credit throughout the term of the Line of Credit shall be due and payable in arrears on the twenty-eighth (28th) day of each calendar month, commencing on July 28, 2007 until Final Maturity.”

3.	Section 2.5(a) of the Credit Agreement. Section 2.5(a) of the Credit Agreement is
amended in its entirety to read as follows:

“The proceeds of Advances under the Line of Credit shall be used exclusively to provide short term financing for the acquisition of assets to increase the capacity of mining operations and to pay operating expenses.”

4.	Section 2.7 of the Credit Agreement. Section 2.7 of the Credit Agreement is
amended in its entirety to read as follows:

“Borrower shall give Bank telephonic, telex, facsimile, telegraphic or electronic mail notice of its intention to borrow under the Line of Credit by not later than 11:00 a.m. (Danville, Illinois time) on the proposed borrowing date which shall be a Banking Day. Borrower agrees that Bank may rely on any such telephonic, telex, or telegraphic notices made by any Person whom Bank in good faith believes to be authorized. If Bank requests, each requested Advance based on telephonic notice shall be confirmed in writing by Borrower. In the event any notice by such means shall conflict with the written confirmation, such notice shall govern if Bank has acted in good faith in reliance thereon. The principal amount of Advances under the Lines of Credit made on any borrowing date shall be in minimum amounts of Five Hundred Thousand and 00/100 Dollars ($500,000.00). Unless waived in whole or in part by Bank or Bank's representative, Bank’s obligation to make any Advance shall be subject to the terms in conditions of this Agreement, including without limitation Sections 6.1, 6.2 and 6.3, as applicable.”

5.	Section 2.9 of the Credit Agreement. Section 2.9 of the Credit Agreement is
amended in its entirety to read as follows:

“The Bank has agreed to provide letters of credit for the benefit of the Borrower (“Letters of Credit”) upon the terms and conditions set forth in that certain application(s) for irrevocable letter of credit to be entered into by and between Borrower and Bank, provided that the aggregate amount of such Letters of Credit shall not exceed, at any one time, Three Million and No/100 Dollars ($3,000,000.00). On January 1 of each calendar year, Bank shall invoice Borrower for payment of a fee equal to one percent (1%) of the total outstanding amount of the Letters of Credit outstanding as of such date, which amount shall be due and payable by Borrower on or before February 1 of such year. The total aggregate of any outstanding letters of credit issued by the Bank for the benefit of Borrower pursuant to this Section 2.9 shall reduce the amount available to Borrower under the Line of Credit.”

6.  Section 3.1 of the Credit Agreement. Section 3.1 of the Credit Agreement is amended in its entirety to read as follows:

“The Obligations shall be secured by the following:

(a) the Security Agreement constituting a first priority security interest in the Collateral, subject to Permitted Encumbrances;

(b) the Carlisle Mortgage(s) and the Howesville Mortgage;

(c)	Collateral Assignment of IPL Agreements;

(d)	Collateral Assignment of Mineral Leases;

(e) when Borrower hereafter enters into a contract for the sale of coal with Hoosier Energy Rural Electric Cooperative, Inc. (“Hoosier”), or another third party purchaser of coal (each such agreement, a “Coal Supply Agreement”), a Collateral Assignment of Coal Supply Agreement, the form of which is attached hereto as Exhibit “C”; provided, however, the Coal Supply Agreement shall be on terms consistent with Borrower’s projections provided to the Bank prior to the date hereof and shall be with Hoosier or another third party purchaser of coal of the same or better creditworthiness as Hoosier; and Borrower shall deliver to Bank a fully executed original of the Collateral Assignment of Coal Supply Agreement by October 31, 2007; Borrower’s failure to do so by such date shall be treated as a Default under this Agreement; provided, however, such a Default shall not trigger any Default rate of interest as specified in Section 2.3(d) hereof; and

(f) such other security interests as may be described in the Loan Documents.

7. Section 3.2 of the Credit Agreement. Section 3.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Obligations shall be unconditionally guaranteed by the Guarantor pursuant to the Guaranty, the obligations of which shall be secured by: (i) the Collateral Assignment of Gas Wells Rights, and (ii) upon the termination of the Bank’s security interests evidenced by such assignment, One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) of the proceeds of the disposition of the Guarantor’s indirect interest in the gas well rights described in such assignment, or all of such proceeds if less than such amount, which security interest shall be evidenced by that certain Account Control Agreement by and between the Bank and the Guarantor.”

8. Section 5.2(a)(x) of the Credit Agreement. Section 5.2(a)(x) of the Credit Agreement is hereby amended in its entirety to read as follows:

“copies of Guarantor’s filings with the SEC within twenty four (24) hours of filing, including but not limited to, all 10-K and 10-Q filings;”

9. Section 5.2(v) of the Credit Agreement. Section 5.2(v) is hereby amended in its entirety to read as follows:

“Coal Reclamation Deposit Amount. Borrower shall maintain an escrow deposit account with the Bank and shall further deposit into such account within five (5) Banking Days after the end of each calendar quarter, commencing as of the quarter ended September 30, 2007, an amount equal to 30/100 ($0.30) per ton of coal delivered during the calendar quarter then ended. Bank and Borrower agree that so long as there is no Default or any Unmatured Default, Borrower may convert every One Hundred Thousand and 00/100 Dollars ($100,000.00) of deposits into the escrow account into a Certificate of Deposit (“CD”) upon such customer terms and conditions imposed by the Bank for establishment of a CD. Upon payment in full of the Obligations, Bank shall disburse any funds in the escrow account in accordance with the Borrower’s written instructions.”

10.	Section 5.2(y) of the Credit Agreement. A new Section 5.2(y) is hereby added:

(y) Coal Lease Estoppel Letters. Borrower shall use its best efforts to provide to Bank, before October 31, 2007, an estoppel letter, in substantially the form attached hereto as Exhibit “F” , from Templeton Coal Company, Inc.

11. Section 5.3 of the Credit Agreement. Section 5.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

“(a) Minimum Debt Service Coverage Ratio. Borrower shall maintain a Minimum Debt Service Coverage Ratio of 1.25 to 1.00, measured annually for the 12-month period then ended commencing on December 31, 2007.

(b) Maximum Unsubordinated Debt to Tangible Net Worth Ratio. Guarantor shall maintain, at all times, a Maximum Unsubordinated Debt to Tangible Net Worth Ratio of 2.00 to 1.00, which may be measured at any time.

(c)   Recapture of Excess Cash Flow. Borrower shall recapture Excess Cash Flow, twenty-five percent (25%) of which will be applied to principal of the Facilities in reverse order of maturity.”

12. Section 6.2 of the Credit Agreement. The following new sub-section (o) is hereby added to Section 6.2 of the Credit Agreement:

“(o) Collateral Assignment of Coal Supply Agreement. Receipt of a fully-executed original of the Collateral Assignment of Coal Supply Contract by October 31, 2007.”

13.  Article 11 of the Credit Agreement. Article 11 is hereby amended in its entirety to read as follows:

“Bank at any time may sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Facilities) to one or more Persons (each, a “Participant”). In the event of any such sale by Bank of a participation to a Participant, Bank’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, Bank shall remain solely responsible for the performance thereof, Bank shall remain the holder of any such Facilities (and any Notes evidencing such Facilities) for all purposes under this Agreement and the other Loan Documents and Borrower shall continue to deal solely and directly with Bank in connection with Bank’s rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which Bank shall sell any such participation shall be subject to the Bank’s approval, which approval may be withheld by the Bank in its sole discretion.”

14. Conditions Precedent. As conditions precedent to the effectiveness of this Amendment and Ratification, the Bank shall have received the following contemporaneously with the execution and delivery of this Amendment and Ratification, each duly executed, dated and in form and substance satisfactory to the Bank:

(a) This Amendment and Ratification;

(b)
An Amended and Restated Line of Credit Note, provided that upon conversion of the Line of Credit to the Term Note as provided in the Credit Agreement, Borrower shall execute and deliver to the Bank the form of Term Note in substantially the form attached hereto as “Exhibit “A”;

(c) A First Amendment to the Fee Mortgage;

(d) A First Amendment to the Leasehold Mortgage;

(e)	An Amended and Restated Continuing Guaranty executed by the Guarantor;

(f)	A Collateral Assignment of Mineral Leases executed by Borrower with respect to any new mineral interests acquired by the Borrower since the date of the Credit Agreement;

(g)
Bank shall have received a written commitment from such participating lenders designated by Bank, to fund up to a maximum amount of Ten Million and no/100 Dollars ($10,000,000.00) of the Facilities, which commitment shall be subject only to only those terms and conditions reasonably acceptable to Bank, in its sole discretion;

(h) Evidence satisfactory to the Bank of the due organization and existence of Borrower and Guarantor;

(i)	Evidence satisfactory to the Bank that the persons signing on behalf of Borrower and Guarantor are each authorized to do so;

(j)	An opinion of counsel to Borrower and Guarantor, dated of even date herewith, as to those matters which Bank may reasonably require;

(k)	Payment of the Fee (as defined in Section 12);

(l)	Such other instruments, documents, and agreements as the Bank may reasonably require; and

(m)	Evidence satisfactory to the Bank of adequate insurance coverage. This includes Equipment, General Liability, Auto, Workers’ Compensation, Umbrella and Environmental.

15. Release. Bank hereby releases and discharges the Howesville Mineral Interests from the operation and provisions of the Credit Agreement, the Mineral Rights Assignment and the other Loan Documents. This partial release shall in no way release or impair Bank’s lien as to the remainder of the collateral described in the Mineral Rights Assignment and the other Loan Documents and not previously released, nor shall it release or impair the indebtedness and obligations secured thereby, and in all other respects the Mineral Rights Assignment and the other Loan Documents shall remain in full force and effect, unaltered and unaffected by this partial release.

16. Additional Covenants. Upon notification to Bank by Guarantor that Guarantor has terminated its indirect interest in the Gas Contract, notwithstanding Section 3.2 of the Credit Agreement, as amended hereby, Bank shall (i) release all collateral under the Collateral Assignment of Gas Well Rights and (ii) execute a Termination Agreement, the form of which is attached hereto as Exhibit “D”. This partial release shall in no way release or impair Bank’s lien as to the remainder of the collateral described in the Loan Documents and not previously released, nor shall it release or impair the indebtedness and obligations secured thereby, and in all other respects the Loan Documents shall remain in full force and effect, unaltered and unaffected by this partial release. As a condition to the Bank’s execution and delivery of the Termination Agreement, Guarantor agrees to deposit, immediately upon its receipt, One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) of the proceeds of the disposition of its indirect interest in the Gas Contract, or all of such proceeds if less than such amount, into an account with the Bank and to execute and deliver to the Bank a counterpart to the Account Control Agreement, the form of which is attached hereto as Exhibit “E”.

17. Expenses. Borrower shall pay all costs incidental to this Amendment and Ratification, including but not limited to, a loan fee in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), insurance, reasonable attorneys’ fees, appraisals, insurance, inspecting engineers’ and/or environmental fees, and all other incidental expenses of Bank concurrently with the execution and delivery of this Amendment and Ratification by Borrower (the “Fee”).

18. Representations and Warranties. Borrower hereby represents and warrants to Bank that there does not presently exist any default under the Loan Documents or any event which with the notice or lapse of time or both would constitute a default under the Loan Documents and that each of the representations and warranties set forth in the Loan Documents remain true and correct as of the date hereof, except to the extent said representations and warranties specifically apply to those items explicitly modified by or otherwise disclosed in this Amendment and Ratification, and each of said representations and warranties is hereby incorporated herein by reference and modified as necessary to apply to and cover the undertakings of Borrower evidenced by this Amendment and Ratification.

19. Continuing Effect. All other terms, conditions, provisions, representations and warranties set forth in the Loan Documents not specifically relating to those items explicitly modified by or otherwise disclosed in this Amendment and Ratification shall remain unchanged and shall continue in full force and effect. This Amendment and Ratification shall, wherever possible, be construed in a manner consistent with the Loan Documents; provided, however, in the event of any irreconcilable inconsistency between the terms of this Amendment and Ratification and the terms of the Loan Documents, the terms of this Amendment and Ratification shall control.

20. Waiver of Defaults. Bank hereby waives the Existing Defaults that occurred on or prior to the date hereof. Bank further acknowledges and agrees that termination of Guarantor’s indirect interest in the Gas Contract pursuant to Section 11 shall not constitute a Default under the Credit Agreement and waives any Default that may occur upon such termination. Except as specifically waived in this Section 15, no provision hereof shall constitute a waiver of any of the terms or conditions of the Loan Documents, other than those terms or conditions explicitly modified or otherwise affected hereby.

21. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and. the same agreement.

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1158216v7 (11545-65985)

IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement, Waiver and Ratification of Loan Documents to be executed as of the month and day first above written.

LENDER:                 BORROWER:

OLD NATIONAL BANK                 SUNRISE COAL, LLC,
                         Indiana limited liability company

By:/s/DAN LAUGHNER                               By:/S/BRENT K BILSAND
Dan Laughner, Vice President	Brent K. Bilsland, President and Chief Financial Officer

ACKNOWLEDGED AND AGREED SOLELY WITH RESPECT TO SECTIONS 14, 16, 19, 20 AND 21:

GUARANTOR:

HALLADOR PETROLEUM COMPANY,
a Colorado corporation

By: /S/VICTOR P. STABIO
Victor P. Stabio, President, Chief
Executive Officer and Chief
Financial Officer

EXHIBIT “A”

TERM LOAN NOTE

$40,000,000.00	Dated: , 2008
   , Indiana

FOR VALUE RECEIVED, the undersigned SUNRISE COAL, LLC, an Indiana limited liability company (the “Borrower”), hereby promises to pay to the order of OLD NATIONAL BANK, a national banking association (the “Bank”), or its assigns, at its office at 2 West Main Street, Danville, Illinois 61832, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Forty Million and No/100 Dollars ($40,000,000.00), together with interest on the unpaid principal balance existing from time to time at the Applicable Rate and on the dates set forth in that certain Credit Agreement, as amended, by and between the Borrower and the Bank, dated April 19, 2006, as the same may be amended from time to time (the “Agreement”). The entire unpaid balance of principal under this Note, and all accrued and unpaid interest thereon, shall be due and payable at Final Maturity as set forth in the Agreement.

Bank shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each advance under this Note and the date and amount of each principal payment hereunder.

This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of, the Agreement. Funding under this Note shall be made in accordance with the Agreement. The Agreement, among other things, contains a description of the Applicable Rate to this Note, the Collateral securing this Note, the definitions of the proper nouns used herein as defined terms but that are not defined herein, and provisions for acceleration upon the happening of certain stated events.

Borrower shall make monthly payments of principal and interest on this Note in accordance with the Amortization Schedule attached hereto as Exhibit “A”, commencing on       , 2008, which Amortization Schedule shall be determined on a seven (7) year fully-amortizing basis. Borrower shall pay all accrued but unpaid interest, costs and expenses, and the remaining outstanding principal balance of this Note at Final Maturity. Principal may be prepaid at any time without premium or penalty.

If Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, within ten (10) days after the date due, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified, herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the rate specified in the Agreement following maturity or a Default, shall, at the election of the holder hereof (except as otherwise provided for automatic acceleration on the occurrence of certain Default specified in the Agreement) and without relief from valuation and appraisement laws, become immediately due and payable.

If any payment is not received by Bank within ten (10) days after its due date, Bank may assess and Borrower agrees to pay a late fee equal to the greater of (a) five percent (5%) of the past due amount, and (b) Fifty and No/100 Dollars ($50.00). This late fee shall be in addition to, and not in lieu of, any other remedy Bank may have and is in addition to any reasonable fees and charges of any attorneys which Bank is entitled to employ, whether authorized herein or by law.

Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

Notice of acceptance of this Note is hereby waived. This Note shall be construed according to and governed by the laws of the State of Indiana.

BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR BANK. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Bank will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and, if Borrower is not an individual, Bank will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual, to see Borrower's driver's license or other identifying documents, and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

“BORROWER”

SUNRISE COAL, LLC, an Indiana limited
liability company

By:

Printed:

Title:

A-
1158216v7 (11545-65985)

EXHIBIT “A”

TO

TERM LOAN NOTE

AMORTIZATION SCHEDULE

[TO BE PROVIDED UPON EXECUTION OF NOTE]

1158216v7 (11545-65985)

EXHIBIT “B”

HOWESVILLE MINERAL INTERESTS

1.
Coal Lease, by and between Sunrise Coal, LLC and Myra V. Wall and Dwight A. Wall, Jr., dated March 4, 2005. Cross reference: Memorandum of Agreement recorded on April 28, 2005, as Instrument No. 200500002141 in the Office of the Recorder of Greene County.

2.
Coal Lease, by and between Sunrise Coal, LLC and Eldon Tipton and Inez B. Tipton, dated April 27, 2005. Cross reference: Memorandum of Agreement recorded on April 28, 2005, as Instrument No. 200500002140 in the Office of the Recorder of Greene County.

3.
Coal Lease, by and between Ronald E. Laswell and Robert F. Stalcup and Gloria J. Stalcup, dated March 30, 2005. Cross reference: Memorandum of Agreement recorded on April 28, 2005, as Instrument No. 200500002142 in the Office of the Recorder of Greene County.

4.
Coal Lease, by and between Sunrise Coal, LLC and Louise M. Rumple, dated December 12, 2002. Cross reference: Memorandum of Agreement recorded on April 23, 2003, as Instrument No. 200300002471 in the Office of the Recorder of Clay County.

5.
Coal Lease, by and between Ronald E. Laswell and George T. Peavey and Iris R. Peavey, dated December 31, 2002. Cross reference: Amended and Restated Memorandum of Agreement recorded on August 3, 2005, as Instrument No. 200500003572 in the Office of the Recorder of Clay County.

6.
Coal Lease, by and between Ronald E. Laswell and Aaron L. Keene, Gregory Lance Keene and Blaine O. Keene, as Co-Trustees of the Hilda R. Keene Trust, established April 1, 1995, as amended and as Co-Trustees of the Emory G. Keene Trust, established April 1, 1995, as amended, and Emory G. Keene and Hilda R. Keene, husband and wife, dated November 13, 2002. Cross reference: Memorandum of Agreement recorded on April 23, 2003, as Instrument No. 200300002473 in the Office of the Recorder of Clay County and Memorandum of Agreement recorded on November 3, 2005, as Instrument No. 200500005882 in the Office of the Recorder of Greene County.

7.
Coal Lease, by and between Ronald E. Laswell and Wendell L. Cooprider, Marilyn J. Cooprider, Mark A. Cooprider, and Steven J. Cooprider, dated January 14, 2003. Cross reference: Memorandum of Agreement recorded on July 14, 2005, as Instrument No. 200500002476 in the Office of the Recorder of Clay County.

8.
Coal Lease, by and between Sunrise Coal, LLC and Paul R. Chattin, Robert L. Chattin and Joyce E. Miller, as Co-Trustees of the Paul R. Chattin Trust, dated February 12, 2005. Cross reference: Memorandum of Agreement recorded on July 13, 2005, as Instrument No. 200500003573 in the Office of the Recorder of Clay County.

9.
Coal Lease, by and between Sunrise Coal, LLC and Tom L. Bennett and Anna M. Bennett, dated April 27, 2005. Cross reference: Memorandum of Agreement recorded on April 28, 2005, as Instrument No. 200500001912 in the Office of the Recorder of Clay County.

B-
1158216v7 (11545-65985)

EXHIBIT “C”

COLLATERAL ASSIGNMENT OF COAL SUPPLY AGREEMENT

THIS COLLATERAL ASSIGNMENT OF COAL SUPPLY AGREEMENT (the "Assignment") is made by SUNRISE COAL, LLC, an Indiana limited liability company ("Assignor") to OLD NATIONAL BANK, a national banking association ("Bank").

W I T N E S S E T H:

WHEREAS, Pursuant to that certain Credit Agreement, originally dated April 19, 2006, as amended, between Assignor and Bank (the “Credit Agreement”), Bank has agreed to make to Assignor, and Assignor has agreed to accept from Bank, certain loans in the total maximum amount of Forty Million and 00/100 Dollars ($40,000,000.00) (collectively, the “Loans”);

WHEREAS, Bank has agreed to make the Loans to Assignor upon certain terms and conditions, including, among other things, that Assignor collaterally assign to Bank all of Assignor’s rights, title and interest in and to that certain Coal Contract by and between the Assignor and [____________] (“Purchaser”), dated _____________, a copy of which is attached hereto as Exhibit A (the “Assigned Contract”).

NOW, THEREFORE, in order to induce the Bank to extend the Loans, and for other good and valuable consideration, the Assignor, intending to be legally bound, hereby covenants in favor of the Bank and agrees as follows:

1.  Assignment. The Assignor does hereby collaterally grant, transfer and assign unto the Bank, its successors and assigns, the Assigned Contract, together with any and all amendments, extensions, modifications, supplements, and all right of the Assignor therein, to have and to hold unto the Bank as security for the Loans and any amendments, extensions, renewals and increases of or to the Loans, and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”). The Assignor agrees that the Bank shall have the rights stated in this Assignment with respect to the Assigned Contract, in addition to the other rights which the Bank may have by law. The Assignor represents and warrants that: (a) the Assignor has not executed any prior assignment of any of its rights under the Assigned Contract; (b) to Assignor’s knowledge the Assigned Contract and the obligations thereunder are valid and enforceable and the Assignor has not done anything which might prevent the Bank from or limit the Bank in operating under any of the provisions of this Assignment; (c) payments provided for under the Assigned Contract have not been collected in advance of the time when the same became due under terms of the Assigned Contract; (d) there is no present default under the Assigned Contract; (e) the Assignor is the sole owner of the entire interest in the Assigned Contract; and (f) the Assigned Contract is in full force and effect and has not been altered, amended or modified.

2.  Performance of Assigned Contract by Assignor. The Assignor agrees to faithfully abide by, perform and discharge each and every obligation of the Assigned Contract that is to be performed by the Assignor. As long as no Default (as defined in the Credit Agreement) exists, Assignor shall have a license to perform all of its obligations and to enforce all of its rights under the Assigned Contract. The Assignor shall use its best efforts to enforce or secure the performance of each and every term of the Assigned Contract. The Assignor agrees to provide prompt written notice to the Bank of the occurrence or existence of any default by any party to the Assigned Contract.

3.  Power to Modify the Assigned Contract. The Assignor hereby expressly releases, relinquishes and surrenders all of the Assignor's right, power and authority to, without the Bank’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) terminate the Assigned Contract, (b) reduce the annual tonnage or price terms of the Assigned Contract or (c) otherwise reduce the overall economic benefit of either of the Assigned Contract to the Assignor. Any attempt on the part of the Assignor to exercise any such right, power or authority without the Bank's prior written consent shall constitute a default hereunder.

4.  Assignment of the Assigned Contract. The Assignor will not make additional assignments of the Assigned Contract or any part thereof without the Bank’s prior written consent. No such assignment shall discharge the Assignor from its liability hereunder, or arising out of the Obligations or under any other agreement between the Assignor and the Bank.

5.  Bank’s Right to Make Payments Under the Assigned Contract. If the Assignor fails to make any payment or to do any act as provided herein or in the Assigned Contract, then the Bank may, but shall not be obligated to, make or do the same in such manner and to such extent as the Bank may deem necessary to protect the security hereof.

6.  Bank’s Right to Enforce and Perform Under the Assigned Contract. Upon the occurrence of and during the continuance of a Default, the Bank, in addition to its rights and remedies under the Credit Agreement and the agreements and instruments executed in connection therewith (collectively, the “Loan Documents”) evidencing and securing the Loans and applicable law may, at its option, upon at least 48 hours prior written notice to the Assignor, and without waiving or releasing any Obligations, either in person or by agent with or without bringing any action or proceeding or by a receiver to be appointed by a court, to the extent permitted by law and the express requirements of the Assigned Contract, cure defaults in the Assignor’s performance under the Assigned Contract, negotiate with the other parties to the Assigned Contract, and do any and all other acts which the Bank deems reasonably necessary to protect the security hereof and the lien hereof.

7.  Bank Not Obligated to Perform. This Assignment is given only as collateral security, and the Bank shall not be obligated to perform or discharge any obligation or liability of the Assignor under the Assigned Contract. No payment, action or inaction of the Bank under or in connection with the Assigned Contract shall in any manner release the Assignor from its obligations under this Assignment or the Obligations.

8.  Indemnity. The Assignor agrees to indemnify each of the Bank, each legal entity, if any, who controls the Bank and each of their respective directors, officers and employees (collectively, the “Indemnified Parties” and each individually an “Indemnified Party”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all reasonable fees and charges of counsel with whom any Indemnified Party may consult and all reasonable expenses of litigation and preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Assignor), in connection with or arising out of or relating to the Assigned Contract or arising out of or by reason of this Assignment, whether: (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Assignor; or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Assignment, payment of any Loans and assignment of any rights hereunder. The Assignor may participate at its expense in the defense of any such action or claim.

      9.  Default. If any Default or any default by Assignor under the Assigned Contract exists, then, and at any time thereafter during the continuance of such Default: (a) the Bank shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the Indiana Uniform Commercial Code as the same may be amended from time to time; and (b) the Bank may, at its election and in addition to all other remedies, declare this Assignment to be absolute and not merely a collateral assignment, and thereupon this Assignment shall become and be absolute and in full force and effect.

10.  Power of Attorney. The Assignor hereby irrevocably constitutes and appoints the Bank and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Assignor or in its name, from time to time in the Bank’s discretion for the purpose of carrying out the terms of this Assignment, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Assignment and, without limiting the generality of the foregoing, the Assignor hereby gives the Bank the power and right on behalf of the Assignor, during a Default, and without notice to or assent by the Assignor, to do the following:

(i)  to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Assigned Contract;

(ii)  to commence and prosecute any suits, actions or proceeding at law or in equity in any court of competent jurisdiction to collect any amounts due under the Assigned Contract and to enforce any other right in respect of the Assigned Contract;

(iii)  to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate;

(iv)  to negotiate with, enter into further agreements with, and otherwise deal with the other parties to the Assigned Contract with respect to the Assigned Contract and the subject matter thereof; and

(v)  to do at any time, or from time to time, all acts and things which the Bank deems necessary to protect or preserve the Assigned Contract and the Bank’s security interest and rights therein in order to effect the intent of this Assignment, all as fully and effectively as the Assignor might do.

The Assignor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, will be irrevocable and shall terminate only upon indefeasible payment in full of the Obligations and the termination of this Assignment. The powers conferred upon the Bank hereunder are solely to protect the Bank’s interests in the Assigned Contract and will not impose any duty upon it to exercise any such powers. The Bank will be accountable only for amounts that it actually receives as a result of the exercise of such powers.

11.  Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth in the Credit Agreement or to such other address as any party may give to the other for such purpose in accordance with this section.

12.  Preservation of Rights.  No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

13.  Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

14.  Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Assignor from, any provision of this Agreement will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Assignor will entitle the Assignor to any other or further notice or demand in the same, similar or other circumstance.

15.  Successors and Assigns. This Assignment will be binding upon and inure to the benefit of the Assignor and the Bank and their respective successors and assigns; provided, however, that the Assignor may not assign this Assignment in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Assignment in whole or in part.

16.  Interpretation. In this Assignment, unless the Bank and the Assignor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Assignment; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Assignment. Section headings in this Assignment are included for convenience of reference only and shall not constitute a part of this Assignment for any other purpose. Defined terms not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

17.  Defeasance. Upon payment in full of the Obligations, this Assignment shall become null and void and of no force and effect.

18.  Governing Law and Jurisdiction. This Assignment has been executed and delivered and is intended to be performed in the State of Indiana and shall be governed, construed and enforced in all respects in accordance with the laws of the State of Indiana, without regard to principles of conflicts of law. ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS ASSIGNMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MARION, STATE OF INDIANA, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF MARION, STATE OF INDIANA, OR, AT THE SOLE OPTION OF BANK, IN ANY OTHER COURT IN WHICH BANK SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE ASSIGNOR AND BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) BETWEEN OR AMONG ASSIGNOR AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS ASSIGNMENT, OR ANY RELATIONSHIP BETWEEN BANK AND ASSIGNOR. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE LOANS OR IN THE LOAN DOCUMENTS. Whenever possible, each provision of this Assignment or any related agreement or instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this or any related agreement or instrument.

The Assignor acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

19.  Acknowledgment and Consent. Assignor hereby acknowledges that Purchaser is being asked to execute the Consent, Acknowledgment and Agreement to Honor Payment Instructions of Bank that is attached hereto (the “Consent”), and hereby consents and agrees that Purchaser may act in accordance therewith.

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1158216v7 (11545-65985)

IN WITNESS WHEREOF, Assignor, by its duly authorized representative, has executed this Collateral Assignment of Coal Supply Agreement as of the date and year first written above.

“ASSIGNOR”

SUNRISE COAL, LLC

By:
  Brent K. Bilsland, President and Chief  Financial Officer

STATE OF INDIANA  )
) SS:
COUNTY OF MARION )

Subscribed and sworn to before me, a Notary Public, in and for said county and state, this ___ day of     , 2007, at which time Brent K. Bilsland, as President and Chief Financial Officer of Sunrise Coal, LLC, an Indiana limited liability company, personally appeared and acknowledged the execution of the above and foregoing to be his voluntary act and deed on behalf of such limited liability company.

My Commission Expires:
, Notary Public
A resident of     County

C-
1158216v7 (11545-65985)

CONSENT, ACKNOWLEDGMENT and AGREEMENT TO
HONOR PAYMENT INSTRUCTIONS OF BANK

[_____________________] (“Purchaser”) hereby acknowledges and consents to the Assignor’s collateral assignment of the Assigned Contract to Bank. Purchaser also agrees, that upon receipt of written notice from Bank, including a statement by Bank that Assignor is in Default under the Credit Agreement, it shall pay directly to the Bank any and all amounts due Assignor arising under the Assigned Contract. Nothing in this Consent, Acknowledgment and Agreement to Honor Payment Instructions of Bank shall be deemed to modify, amend or alter the terms and provisions of the Assigned Contract.

For written notice to Purchaser

[____________________]

“Purchaser”

[____________________________]

By:

Printed:

Title:

Dated:

STATE OF INDIANA  )
) SS:
COUNTY OF   )

Subscribed and sworn to before me, a Notary Public, in and for said county and state, this ___ day of ____________, 2007, at which time _____________________, the authorized _______________________ of [___________] a [__________], personally appeared and acknowledged the execution of the above and foregoing to be his/her voluntary act and deed on behalf of such corporation.

My Commission Expires:
, Notary Public
A resident of     County

4
C-
1158216v7 (11545-65985)

EXHIBIT A

TO

COLLATERAL ASSIGNMENT

ASSIGNED CONTRACT

[To be attached upon execution.]

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EXHIBIT “D”

TERMINATION AGREEMENT
(Collateral Assignment of Hallador Master Purchase/Sale Agreement)

THIS TERMINATION AGREEMENT (the “Agreement”) is entered into on the ______ day of   , 2007 (the “Effective Date”), by and between HALLADOR PETROLEUM COMPANY, a Colorado corporation (“Hallador”) and OLD NATIONAL BANK, a national banking association (“Bank”).

RECITALS:

WHEREAS, Sunrise Coal, LLC (“Borrower”), a subsidiary of Hallador, and Bank entered into that certain Credit Agreement dated April 19, 2006 (the “2006 Credit Agreement”), as amended by that certain First Amendment To Credit Agreement, Waiver And Ratification Of Loan Documents dated June 28, 2007 (the “Amendment, and together with the 2006 Credit Agreement, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Credit Agreement and the other Loan Documents.

WHEREAS, in order to secure Borrower’s obligations under the Credit Agreement, Hallador issued a Continuing Guaranty, dated April 19, 2006, for the benefit of Bank, as amended and restated on June 28, 2007, and in connection therewith entered into that certain Collateral Assignment of Hallador Master Purchase/Sale Agreement, dated April 19, 2006 a copy of which is attached hereto as Exhibit “A” (the “Assignment”).

WHEREAS, pursuant to Section 11 of the Amendment, Hallador and Bank now desire to terminate the Assignment and release Bank’s security interest in the Gas Contract.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Termination. Hallador and Bank hereby agree that the Assignment is terminated effective at midnight on the Effective Date and mutually consent to such termination for the purpose of effecting a complete cancellation and rescission of same.

2. Release. Bank does hereby release and discharge all rights, title and interest in the Gas Contract it may have from the operations and provisions of the Credit Agreement and the other Loan Documents.

3. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

4. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of Indiana. The parties agree to comply with and perform any additional obligations under applicable law necessary to consummate the transactions contemplated herein either at the time of or following execution of this Agreement.

5. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and part of one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“HALLADOR”	“BANK”

Hallador Petroleum Company	Old National bank

By:	By:
Printed Name:	Printed Name:
Title:	Title:

D-
1158216v7 (11545-65985)

EXHIBIT A

TO

TERMINATION AGREEMENT

{See Collateral Assignment of Hallador Master Purchase/Sale Agreement attached hereto}

1158216v7 (11545-65985)

EXHIBIT “E”

ACCOUNT CONTROL AGREEMENT

This ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of June 28, 2007, by and between HALLADOR PETROLEUM COMPANY, a Colorado corporation (the “Guarantor”) and OLD NATIONAL BANK, a national banking association (the “Bank”).

RECITALS:

A. Pursuant to the terms and conditions of that certain Credit Agreement by and between the Bank and Sunrise Coal, LLC, an Indiana limited liability company (the “Borrower”), dated April 19, 2006 (the “Credit Agreement”), Bank agreed to extend to the Borrower a loan in the maximum principal amount not to exceed Thirty Million and 00/100 Dollars ($30,000,000.00) (the “Loan”).

B. In connection with the Loan, the Guarantor executed in favor of Bank a certain Continuing Guaranty in favor of the Bank, dated as of April 19, 2006 (the “Continuing Guaranty”), the obligations of which are secured by the Collateral Assignment of Gas Well Rights (as defined in the Credit Agreement).

C.  The Bank, Borrower and Guarantor have entered into that certain First Amendment to Credit Agreement, Waiver and Ratification of Loan Documents, dated effective as of the date hereof, whereby the Bank agreed, among other things, to increase the amount of the Loan to Forty Million and 00/100 Dollars ($40,000,000.00)(the “Amendment”).

D. Pursuant to the Amendment, Guarantor agreed to deposit One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) of the proceeds from the disposition of its indirect interest in certain gas wells as described in the Collateral Assignment of Gas Well Rights, or all of such proceeds if less than such amount (the “Proceeds”), into a deposit account maintained by the Bank.

TERMS:

Section 1. The Account. Upon its receipt, Guarantor shall deposit the Proceeds into an interest-bearing account with the Bank (the “Account”). Both parties agree that the Account is a “deposit account” within the meaning of Section 9.1-102 of the Uniform Commercial Code of the State of Indiana (the “UCC”).
Section 2. Control. Bank will not permit the withdrawal or other disposition of the Proceeds from the Account except as expressly provided in this Agreement. Notwithstanding the foregoing, in the event Guarantor desires to use a part or all of the Proceeds for investment or other purposes, Guarantor may from time to time request in writing (such request to include a reasonably detailed explanation of its proposed use of the Proceeds) that Bank consent to the withdrawal of part or all of the Proceeds, such consent not to be unreasonably withheld or delayed by Bank.
Section 3. Setoff, etc. In addition to any rights and remedies of Bank provided by law, Bank will have the right, upon at least five (5) days notice to Guarantor, on the occurrence and during the continuation of a Default (as defined in the Credit Agreement), to set-off and appropriate and apply against any Obligations (as defined in the Credit Agreement) then due and payable, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Bank or any branch or agency thereof to or for the credit or the account of Guarantor, up to a maximum amount equal to the Proceeds.
Section 4. Indemnity. Guarantor hereby agrees to indemnify and hold harmless Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Bank’s gross negligence or willful misconduct or Bank’s breach of any of the provisions hereof.
Section 5. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Bank and Guarantor relating to the Account, the terms of this Agreement will prevail.
Section 6. Termination. This Agreement shall continue in effect until all Obligations due and owing to the Bank have been paid in full. Upon payment in full of such Obligations, this Agreement shall automatically terminate and Bank shall disburse any funds in the Account in accordance with the Guarantor’s written instructions.
Section 7. Complete Agreement; Amendments. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter. No amendment, modification or (except as otherwise specified in Section 6) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 10), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.
Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.
Section 9. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.
Section 10. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
Section 11. Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in accordance with the terms and conditions of the Guaranty.

[Remainder of page intentionally left blank]

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1158216v7 (11545-65985)

IN WITNESS WHEREOF, the parties have caused this Account Control Agreement to be executed as of the month and day first above written.

BANK:

OLD NATIONAL BANK

By:____________________________
Dan Laughner, Vice President

GUARANTOR:

HALLADOR PETROLEUM COMPANY,
a Colorado corporation

By:
Victor P. Stabio, President, Chief
Executive Officer and Chief
Financial Officer

E-1
1158216v7 (11545-65985)

EXHIBIT “F”

FORM OF ESTOPPEL LETTER

To: OLD NATIONAL BANK
2 West Main Street
Danville, Illinois 61832

Re: Coal Lease

Ladies and Gentlemen:

The undersigned (the “Lessor”), as the lessor of certain coal and mineral rights to SUNRISE COAL, LLC (the “Lessee”) pursuant to that certain Coal Lease by and between Lessor and Lessee, dated       (the “Lease”), which Lease has been collaterally assigned by Lessee to OLD NATIONAL BANK (the “Bank”), hereby confirms and certifies to the Bank, that as of the date of this letter:

1. The Lease is in full force and effect.

2.  No defaults exist under the Lease.

3. Lessor has not been notified of any previous assignment of the Lessee’s interest in the Lease.

4. Lessor will deliver to the Bank at the address specified above written notice of any Lessee defaults under the Lease, and will give the Lender the same time to cure any such defaults as provided to Lessee pursuant to the terms and conditions of the Lease.

This letter may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

LESSOR:

TEMPLETON COAL COMPANY, INC.

By:      Date:

Printed:

Title: